EXHIBIT (10)K

                              AMENDED AND RESTATED
                       FIRST OF AMERICA BANK CORPORATION
                            STOCK COMPENSATION PLAN

     1.   Purpose; Effectiveness of the Plan.

          (a) The purpose of this Plan is to advance the interests of the Company and its stockholders by helping the Company attract and retain the services of employees and officers, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company. The Plan is also established with the objective of encouraging Stock ownership by such employees and officers and aligning their interests with those of stockholders.

          (b) This Plan will become effective on the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company (excluding holders of shares of Option Stock or Restricted Stock issued by the Company under this Plan) within twelve months after that date. If the Plan is not approved by the stockholders of the Company, any Options or shares of Restricted Stock granted under this Plan will be rescinded and void. This Plan will remain in effect until it is terminated by the Board under Section 11 hereof, except that no Incentive Stock Option will be granted after the tenth anniversary of the date of this Plan's adoption by the Board.

     2.   Definitions.   Unless the context otherwise requires, the following
defined terms (together with other capitalized terms defined elsewhere in this Plan) will govern the construction of this Plan, and of any Stock Option Agreements or Restricted Stock Agreements entered into pursuant to this Plan:

          (a) "10% Stockholder" means a person who owns, either directly or indirectly by virtue of the ownership attribution provisions set forth in Section 424(d) of the Code at the time he or she is granted an Option, Stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of the Company and/or of its Subsidiaries.

          (b)  "1933 Act" means the federal Securities Act of 1933, as amended.

          (c) "1934 Act" means the federal Securities Exchange Act of 1934, as amended.

          (d)  "Board" means the Board of Directors of the Company.

          (e)  A "Change in Control" of the Company shall have occurred:

               (i) on the fifth day preceding the scheduled expiration date of a tender offer by, or exchange offer by any corporation, person, other entity or group (other than the Company or any of its wholly owned Subsidiaries), to acquire Voting Stock of the Company if:

                    (1) after giving effect to such offer such corporation, person, other entity or group would own 25% or more of the Voting Stock of the Company;

                    (2) there shall have been filed documents with the Securities and Exchange Commission in connection therewith (or, if no such filing is required, public evidence that the offer has already commenced); and

                    (3) such corporation, person, other entity or group has secured all required regulatory approvals to own or control 25% or more of the Voting Stock of the Company;

               (ii) if the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation in a transaction in which neither the Company nor any of its wholly owned Subsidiaries will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets to any corporation, person, other entity or group (other than the Company or any of its wholly owned Subsidiaries), and such definitive agreement is consummated;

              (iii) if any corporation, person, other entity or group (other than the Company or any of its wholly owned Subsidiaries) becomes the Beneficial Owner (as defined in the Company's articles of incorporation) of Stock representing 25% or more of the Voting Stock of the Company; or

               (iv) if during any period of two consecutive years Continuing
                    Directors cease to comprise a majority of the Company's Board of Directors.

          (f) "Code" means the Internal Revenue Code of 1986, as amended (references herein to Sections of the Code are intended to refer to Sections of the Code as enacted at the time of this Plan's adoption by the Board and as subsequently amended, or to any substantially similar successor provisions of the Code resulting from recodification, renumbering or otherwise).

          (g) "Committee" means the Nominating and Compensation Committee of the Board; except that where there is no Nominating and Compensation Committee, the term "Committee" shall refer to any committee of disinterested members of the Board designated by the Board.

          (h) "Company" means the First of America Bank Corporation, a Michigan corporation and its successor or successors.

          (i) "Company Performance Criteria" means such financial performance criteria of the Company or its Subsidiaries as the Committee may designate including Stock price, return on assets, return on equity, return on capital, earnings per share, net income, net operating income, revenue, expenses, net interest margin, burden ratio, efficiency ratio and total shareholder return.

          (j)  "Continuing Director" means:

               (i) any member of the Board of Directors of the Company at the beginning of any period of two consecutive years; and

               (ii) any person who subsequently becomes a member of the Board of Directors of the Company; if

              (iii) such person's nomination for election or election to the
                    Board of Directors of the Company is recommended or approved by resolution of a majority of the Continuing Directors; or

               (iv) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board of Directors of the Company consists of Continuing Directors.

          (k) "Designated Performance Criteria" means any criteria, including Company Performance Criteria, as the Committee may deem to be appropriate.

          (l) "Disability" has the same meaning as "permanent and total disability," as defined in Section 22(e)(3) of the Code.

          (m)  "Disqualifying Disposition" means a disposition, as defined in
               Section 424(c)(1) of the Code, of Option Stock acquired pursuant to an ISO, which occurs either:

               (i)  within two years after the underlying Option is granted; or

               (ii) within one year after the underlying Option is exercised.

               Under Section 424(c)(1) of the Code, the term "disposition" includes a sale, exchange, gift, or a transfer of legal title, but does not include (A) a transfer from a decedent to an estate or a transfer by bequest or inheritance, (B) an exchange to which Section 354, 355, 356, or 1036 (or so much of Section 1031 as relates to Section 1036) applies, or (C) a mere pledge or hypothecation.

          (n) "Eligible Participants" means persons who, at a particular time, are employees or officers of the Company or its Subsidiaries, and are paid on a salary or commission basis. With respect to ISOs only, this definition does not include persons who have been on leave of absence for greater than 90 days, unless re-employment is guaranteed by law or contract.

          (o) "Fair Market Value" means, with respect to Option Stock and as of the date in question, the market price per share of such Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith:

               (i) if the Stock was traded on a national stock exchange as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported by the applicable composite transactions report for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date.

               (ii) if the Stock was traded on any other established market as of the date in question, then the Fair Market Value will be equal to the average of the high and low prices reported for such date or, if no trading occurred on the applicable exchange for that date, for the latest trading date prior to such date; or

              (iii) if neither of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee on good faith on such basis as it deems appropriate.


          (p) "ISO" or "Incentive Stock Option" means an Option, which is subject to certain holding requirements and tax benefits, and which qualifies as an "incentive stock option," as defined in
               Section 422 of the Code.

          (q) "NSO" means any Option granted under this Plan whether designated by the Committee as a "non-qualified stock option," a "non-statutory stock option" or otherwise, other than an Option designated by the Committee as an ISO. The term "NSO" also includes any Option designated by the Committee as an ISO but which, for any reason, fails to qualify as an ISO pursuant to
               Section 422 of the Code and the rules and regulations thereunder.

          (r) "Option" means a right granted pursuant to this Plan entitling the Optionee to acquire shares of Stock issued by the Company.

          (s) "Option Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Options hereunder.

          (t) "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option.

          (u) "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option.

          (v) "Optionee" means an Eligible Participant to whom an Option is granted hereunder, and any transferee of such Option received pursuant to a Transfer authorized under this Plan.

          (w) "Plan" means this First of America Bank Corporation Stock Compensation Plan.

          (x) "Restricted Stock" means Stock issued or issuable by the Company which is subject to the restrictions imposed in Section 7 of this Plan.

          (y) "Restricted Stock Agreement" means an agreement between the Company and an Eligible Participant to evidence the terms and conditions of the issuance of Restricted Stock hereunder.

          (z) "Restricted Stockholder" means an Eligible Participant to whom any Restricted Stock is issued hereunder, and any transferee of such Stock received pursuant to a Transfer required by law.

          (aa) "Retirement" means termination of employment with the Company or a Subsidiary on or after the date on which the employee would be able to commence receiving a monthly benefit from the Company Employees' Retirement Plan.

          (ab) "Stock" means shares of the Company's common stock.

          (ac) "Subsidiary" has the same meaning as "Subsidiary Corporation" as defined in Section 424(f) of the Code.

          (ad) "Transfer," with respect to Option Stock or Restricted Stock, includes, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of such Stock, including without limitation an assignment for the benefit of creditors of the Optionee or the Restricted Stockholder, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or Restricted Stock or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of Option Stock or Restricted Stock are transferred or awarded to the spouse of the Optionee or Restricted Stockholder or are required to be sold, or a transfer resulting from the filing by the Optionee or Restricted Stockholder of a petition for relief, or the filing of an involuntary petition against such Optionee or Restricted Stockholder, under the bankruptcy laws of the United States or of any other nation.

          (ae) "Voting Stock" shall mean those shares of the Company Stock entitled to vote generally in the election of directors.

     3. Eligibility. Options may be granted and Restricted Stock may be issued under this Plan only to persons who are Eligible Participants as of the time of such grant.

     4.   Administration.

          (a) Administration by the Committee. The Committee will administer this Plan.

          (b) Authority and Discretion of Committee. The Committee will have full and final authority in its discretion, at any time subject only to the express terms, conditions and other provisions of the Company's articles of incorporation, bylaws and this Plan, and the specific limitations on such discretion set forth herein:

               (i) to select and approve the persons to whom Options will be granted under this Plan from among the Eligible Participants, including the number of Options and the amount of Option Stock available for purchase under such Options so granted to each person;

               (ii) to select and approve the persons to whom Restricted Stock will be issued under this Plan from among the Eligible Participants, including the number of issuances and shares of Restricted Stock so issued to each such person;

              (iii) to determine the period or periods of time during which
                    Options may be exercised or become exercisable, the Designated Performance Criteria on which the Option Price or exercisability may be dependent, the Option Price and the duration of such Options, the date on which Options are granted, and other matters to be determined by the Committee in connection with specific Option grants and Option Agreements as specified under this Plan;

               (iv) to determine the period or periods of time during which the
                    Restricted Stock may vest, the Designated Performance Criteria on which vesting may be dependent, the date on which shares of Restricted Stock are awarded, and other matters to be determined by the Committee in connection with specific issuances of Restricted Stock and Restricted Stock Agreements as provided in this Plan;

               (v) to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and

               (vi) to delegate all or a portion of its authority under
                    subsections 4.(b)(i), 4.(b)(ii), 4.(b)(iii) and 4.(b)(iv) of this Plan to one or more directors of the Company who are also officers of the Company, but only in connection with Options or Restricted Stock granted to Eligible Participants who are not subject to the reporting and liability provisions of Section 16 of the 1934 Act, as amended, and the rules and regulations thereunder, and subject to such restrictions and limitations (such as the aggregate number of shares of Option Stock and Restricted Stock that may be granted) as the Committee may decide to impose on such delegate directors.

          (c)  Designation of Options.  Except as otherwise provided herein, the Committee will designate any Option granted hereunder either as an
ISO or as an NSO.  To the extent that the Fair Market   Value of Stock,
determined at the time the Option is granted, with respect to which all ISOs are exercisable for the first time by any individual during any calendar year (pursuant to this Plan and all other plans of the Company and/or its Subsidiaries) exceeds $100,000, such Option will be treated as an NSO.

          (d) Option Agreements. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

          (e) Restricted Stock Agreements. Restricted Stock will be issued hereunder only upon the execution and delivery of a Restricted Stock Agreement by the Restricted Stockholder and a duly authorized officer of the Company. Restricted Stock will not be deemed issued merely upon the authorization of such issuance by the Committee.

     5. Shares Reserved for Options and Restricted Stock. Subject to Sections 8 and 11 of this Plan, the aggregate number of shares of Option Stock and Restricted Stock that may be issued and outstanding pursuant to the exercise of Options and granting of Restricted Stock under this Plan (the "Option and Restricted Stock Pool") will not exceed 3,000,000 shares. The total number of shares of Option Stock and Restricted Stock that may be granted to an Eligible Participant over the term of this Plan will not exceed 750,000 shares. Shares of Option Stock withheld as payment of an Option Price as described in subsection 6.(e) by the Company and shares of Restricted Stock that may be forfeited, as described in subsection 7.(c) may be added back into the Option and Restricted Stock Pool and reissued, provided, however, with respect to persons subject to Section 16 of the 1934 Act, the total number of shares of Option Stock and Restricted Stock that may be issued or reissued will be less than 3,300,000 shares. Shares of Option Stock that would have been issuable pursuant to Options, but that are no longer issuable because all or part of those Options have terminated or expired may also be added back into the Option and Restricted Stock Pool to be available for issuance.

     6. Terms of Stock Option Agreements. Each Option granted pursuant to this Plan will be evidenced by an Option Agreement between the Company and the Eligible Participant to whom such Option is granted, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Without limiting the foregoing, the following terms and conditions will be considered a part of each Option Agreement (unless otherwise stated therein):

          (a) Covenants of Optionee. Nothing contained in this Plan, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Plan will confer upon any Optionee any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

          (b) Option Vesting Periods. Except as otherwise provided herein, each Option Agreement will specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Option Vesting Period"). Such Option Vesting Periods will be determined by the Committee in its discretion, and may be accelerated or shortened by the Committee in its discretion.

          (c)  Exercise of the Option.

               (i) Mechanics and Notice. Options may be exercised to the extent exercisable by giving written notice to the Company specifying the number of Options to be exercised, the date of the grant of the Option or Options to be exercised, the exercise price, the desired effective date of the exercise, the number of full shares of Option Stock to be retained by the Optionee after exercise, and the method of payment. Once written notice complying with the requirements of this subsection is received, the Committee or its designee shall promptly notify the Optionee of the amount of the Option Price and withholding taxes due, if either or both is applicable. Payment of any amounts owing shall be due immediately upon receipt of such notice.

               (ii) Withholding Taxes.  As a condition to the issuance of shares of Option Stock upon exercise of an Option granted under this Plan, the Optionee will pay to the Company in cash, through cashless exercise as described in subsection 6.(e), or in such other form as the Committee may determine in its discretion, the amount of the Company's tax withholding liability, if any, associated with such exercise. The Committee may prescribe a specific method of payment of such withholding, in its discretion. For purposes of this subsection 6.(c)(iii), "tax withholding liability" will mean all federal and state income taxes, social security tax, medicare tax and any other taxes applicable to the income arising from the transaction required by applicable law to be withheld by the Company.

          (d) Payment of Option Price. Each Option Agreement will specify the Option Price, with respect to the exercise of Option Stock granted thereunder, which may be stated in terms of a fixed dollar amount, a percentage (not less than 100%) of Fair Market Value at the time of the grant, a value based on a market or peer group index or Designated Performance Criteria, or such other method as determined by the Committee in its discretion. In no event will the Option Price for an ISO or NSO granted hereunder be less than the Fair Market Value (or, where an ISO Optionee is a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value) of the Option Stock at the time such ISO or NSO is granted. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee, in its discretion.

          (e) Cashless Exercise. The Committee, in its discretion, may permit an Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability set forth in subsection 6.(c)(ii) above, if applicable, with respect to the exercise of an Option either by surrendering shares of Stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the Fair Market Value of such surrendered Stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. To the extent that shares of Option Stock are withheld as payment of all or a portion of the Option Price of an ISO, the withholding of such shares will be treated as a Disqualifying Disposition, and subject to Section 421(b) of the Code.

          (f) Notice of Disqualifying Disposition. In the event of a Disqualifying Disposition, the Optionee will promptly give written notice to the Company of such disposition including information regarding the number of shares involved, the exercise price of the underlying Option through which the shares were acquired and the date of the Disqualifying Disposition.

          (g) Termination of the Option. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be determined by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ISO (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ISO granted to a 10% Stockholder.

               (i) ISOs. To the extent not previously exercised, each ISO will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each ISO will terminate, if earlier: (a) immediately after the date that the Optionee ceases to be an Eligible Participant for any reason other than death, disability, or

                    Retirement; (b) five years after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability; provided, however, that the ISO will convert to an NSO if exercised more than twelve months after death or disability; or (c) five years after the Optionee ceases to be an Eligible Participant by reason of such person's Retirement; provided, however, that the ISO will convert to an NSO if exercised more than three months after Retirement.


               (ii) NSOs.  To the extent not previously exercised, each NSO will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the discretion of the Committee, each NSO will terminate, if earlier: (a) immediately after the date that the Optionee ceases to be an Eligible Participant for any reason, other than death, disability, or Retirement; or (b) five years after the date the Optionee ceases to be an Eligible Participant by reason of such person's death, disability or Retirement.

              (iii) Limited Stock Appreciation Rights.  Notwithstanding any
                    other provision of this Agreement, and except as provided in subsection 6.(g)(iii)(2) below, each Option will be cancelled on the effective date of a Change in Control of the Company or a liquidation or dissolution of the Company, and in lieu of further rights under the Options, Optionees will receive from the Company in cash the difference between the Fair Market Value and the Option Price, multiplied by the number of shares to which each Option relates.

                    (1) For purposes of subsection 6.(g)(iii) only, the Fair Market Value shall be the average between the highest and lowest quoted price per share for sales made and reported on the New York Stock Exchange, or on a sales or quotation system maintained by the National Association of Securities Dealers, or such other national stock exchange on which such Stock of the Company may then be listed and which constitutes the principal market for such Stock on the latest trading date for which sales or quotations are reported prior to such effective date or, if greater, the price or value received by stockholders for a share of Stock with respect to the largest number of shares the ownership of which is transferred in conjunction with such Change in Control, liquidation or dissolution of the Company.

                    (2) The Committee shall receive an opinion, dated as of the Change in Control, from the independent auditors of the surviving company, that the limited stock appreciation rights granted in subsection 6.(g)(iii) shall be accounted for as a pooling of interests. If the Committee does not receive the required opinion, it may declare subsection 6.(g)(iii) to be nullified. In such case, all Options shall become immediately and fully exercisable upon the Change in Control.
          (h) Transferability of Options. ISOs will be subject to Transfer by the Optionee only by will or the laws of descent and distribution. NSOs will be subject to Transfer by the Optionee only by will or the laws of descent and distribution or, at the discretion of the Committee, by direct gift to a family member, or gift to a family trust or family partnership. The terms "family member," "family trust" and "family partnership" shall have meanings consistent with Section 704 of the Code. Options will be exercisable only by the Optionee during his or her lifetime, or, with respect to an NSO, by any of the recipients of the Transfers specifically permitted by this subsection 6.(h).

          (i) Compliance with Law. Notwithstanding any other provision of this Plan, Options may be granted pursuant to this Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state tax and securities laws. The right to exercise an Option will be further subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Option Stock called for by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares of Option Stock, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Committee, in its discretion.

          (j) Stock Certificates. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 6.(j) have been complied with.

          (k) Other Provisions. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

     7. Terms of Restricted Stock Agreements. Each issuance of Restricted Stock pursuant to this Plan will be evidenced by a Restricted Stock Agreement between the Company and the Eligible Participant to whom such Restricted Stock is to be issued, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Plan. Each Restricted Stock Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

          (a) Covenants of Restricted Stockholder. Nothing contained in this Plan, any Restricted Stock Agreement or in any other agreement executed in connection with the issuance of Restricted Stock under this Plan will confer upon any Restricted Stockholder any right with respect to the continuation of his or her status as an employee or officer of the Company or its Subsidiaries.

          (b) Restricted Stock Vesting Periods. Except as otherwise provided herein, each Restricted Stock Agreement may specify the period or periods of time within which shares of Restricted Stock will no longer be subject to the restrictions imposed under this Plan or any Restricted Stock Agreement (the "Restricted Stock Vesting Period"), as set forth in this subsection 7.(b). A Restricted Stock Agreement may also specify Designated Performance Criteria which must be satisfied within the Restricted Stock Vesting Period. Restricted Stock Vesting Periods shall be determined by the Committee in its discretion and may be accelerated or shortened by the Committee in its discretion, but shall not, provided all applicable Designated Performance Criteria have been satisfied, exceed ten years for full vesting. All shares of Restricted Stock shall become immediately and fully vested upon a Change in Control of the Company.

          (c) Forfeiture of Restricted Stock. To the extent that the applicable Restricted Stock Vesting Period has not elapsed or the Designated Performance Criteria have not been satisfied, each share of Restricted Stock, subject to the discretion of the Committee, shall be forfeited immediately as of the date the Restricted Stockholder ceases to be an Eligible Participant for any reason.

          (d)  Restrictions on Transfer of Restricted Stock.

               (i) General Rule on Transfers of Restricted Stock. Restricted Stock may be transferred only if required by law. All Transfers of Restricted Stock not meeting the conditions set forth in this subsection 7.(d) are expressly prohibited.

               (ii) Effect of Prohibited Transfer.  Any prohibited Transfer of
                    Restricted Stock is void and of no effect. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertaking or right under this subsection 7.(d), or exercise any other legal or equitable remedy.

              (iii) Escrow. The Committee may, in its discretion, require that the Restricted Stockholder deliver the certificate(s) for the Restricted Stock with a stock power executed in blank to the Secretary of the Company or his or her designee to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Plan. The certificate(s) may be held in escrow so long as the shares of Restricted Stock are subject to any restrictions under this Plan or under a Restricted Stock Agreement. Each Restricted Stockholder acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the issuance of shares of Restricted Stock under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to a Restricted Stock Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

          (e) Compliance with Law. Notwithstanding any other provision of this Plan, Restricted Stock may be issued pursuant to this Plan only after there has been compliance with all applicable federal and state tax and securities laws.

          (f) Stock Certificates. Certificates representing the Restricted Stock issued pursuant to this Plan will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Restricted Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this subsection 7.(f) have been complied with.

          (g) Market Standoff. To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no Restricted Stockholder of any shares of Restricted Stock will sell or otherwise Transfer any such shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the 1933 Act, during the 120-day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering.

          (h) Other Provisions. The Restricted Stock Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Restricted Stock issued hereunder, not inconsistent with this Plan, as may be determined by the Committee in its sole discretion.

     8. Adjustments Upon Changes in Stock. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustments will be made:

     (a) in the aggregate number of shares of Option Stock and

Restricted Stock in the Option and Restricted Stock Pool;

     (b) in the Option Price and the number of shares of Option Stock that may be purchased pursuant to an outstanding Option granted hereunder;

     (c) in the exercise price of any rights of repurchase or of first refusal under this Plan; and

     (d) with respect to other rights and matters determined on a per share basis under this Plan or any associated Option Agreement or Restricted Stock Agreement.

     Any such adjustments will be made only by the Committee, and when so made will be effective, conclusive and binding for all purposes with respect to this Plan and all Options and Restricted Stock then outstanding. No such adjustments will be required by reason of the issuance or sale by the Company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

      9. Proceeds from Sale of Option Stock. Cash proceeds from the sale of shares of Option Stock issued from time to time upon the exercise of Options granted pursuant to this Plan will be added to the general funds of the Company and as such will be used from time to time for general corporate purposes.

     10. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options granted under this Plan, but in no event may the Committee change the Option Price as stated in the Option Agreement, if expressed as a fixed dollar amount, or the manner in which the Option Price is to be calculated as stated in the Option Agreement, if expressed as a percentage of Fair Market Value at the time of the grant, a market or peer group index, Designated Performance Criteria or otherwise. Notwithstanding the foregoing, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option previously granted under this Plan.

     11. Amendment and Discontinuance. The Committee may amend, and the Board may suspend or discontinue, this Plan at any time, provided that:

          (a) No such action may, without the approval of the stockholders of the Company, increase the maximum total number of shares of Option Stock and Restricted Stock that may be granted to an individual over the term of this Plan, change the definition of "Company Performance Criteria" as that term is used in this Plan, materially increase (other than by reason of an adjustment pursuant to Section 8 hereof) the aggregate number of shares of Option Stock and Restricted Stock in the Option and Restricted Stock Pool that may be granted pursuant to this Plan, materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for participation in the Plan;

          (b) No action of the Committee will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Committee specifically declares such action to be made for that purpose;

          (c) No action of the Committee shall alter or impair any Option or Restricted Stock previously granted or awarded under this Plan without the consent of such affected Optionee or Restricted Stockholder.

     12. Plan Binding upon Successors. This Plan shall be binding upon and inure to the benefit of the Company, its Subsidiaries, and their respective successors and assigns, and Eligible Participants and their respective assigns, personal representatives, heirs, legatees and beneficiaries.

     13.  Plan Compliance with Rule 16b-3.  With respect to persons subject to
Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

     14. Notices. Any notice to be given to the Company under the terms of an Option Agreement or a Restricted Stock Agreement will be addressed to First of America Bank Corporation, 211 S. Rose Street, Kalamazoo, Michigan 49007,
Attention: Senior Vice President of Human Resources, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee or Restricted Stockholder will be addressed to the Optionee or Restricted Stockholder at the address provided to the Company by the Optionee or Restricted Stockholder. Any such notice will be deemed to be given when deposited in the United States mail at a post office or branch post office regularly maintained by the United States Postal Service, with postage fully prepaid, enclosed in a properly sealed envelope, and addressed as required under this Section 14.

     15   Governing Law.  This Plan will be governed by, and construed in accordance with, the laws of the State of Michigan.

     16   Copies of Plan.  A copy of this Plan will be delivered to each
Optionee at or before the time he or she executes an Option Agreement, and to each Restricted Stockholder of Restricted Stock at or before the time he or she executes a Restricted Stock Agreement.

                         # # #

Date Plan Adopted by Board of Directors:  February 21, 1996

Date Plan Approved by Stockholders:  April 17, 1996

Date First Amendment to Plan Adopted by the Nominating and
Compensation Committee:  November 20, 1996